UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 28, 2008

MOMENTIVE PERFORMANCE MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-146093	20-5748297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

187 Danbury Road

Wilton, CT 06897

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (203) 761-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 28, 2008, Momentive Performance Materials Inc. (“Momentive”) made the permitted election under its Indenture governing its 10 1/8%/10 7/8% Senior Toggle Notes with an aggregate principal amount of $300,000,000 due 2014 (the “Notes”) to pay all interest under the Notes that is due on December 1, 2008 for the interest period beginning on June 1, 2008 and ending on November 30, 2008 in kind. For future interest periods beginning prior to December 1, 2010, pursuant to the terms of the Notes, interest on the Notes will remain due and payable as previously elected unless Momentive makes a new election prior to the beginning of the applicable interest period. After December 1, 2010, Momentive is required to pay all interest under the Notes in cash.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

By:	/s/ Douglas A. Johns
Name:	Douglas A. Johns
Title:	General Counsel and Secretary

Date: May 28, 2008